Exhibit 99.1

Town and Country Financial Corporation

Independent Auditor’s Report

and Consolidated Financial Statements

and Supplementary Information

December 31, 2022 and 2021

Town and Country Financial Corporation

December 31, 2022 and 2021

Independent Auditor’s Report

Board of Directors

Town and Country Financial Corporation

Springfield, Illinois

Opinion

We have audited the consolidated financial statements of Town and Country Financial Corporation and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of income, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Town and Country Financial Corporation and its subsidiaries as of December 31, 2022 and 2022, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statements” section of our report. We are required to be independent of Town and Country Financial Corporation and its subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Town and Country Financial Corporation and its subsidiaries’ ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued or within one year after the date that these consolidated financial statements are issued.

Board of Directors

Town and Country Financial Corporation

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Town and Country Financial Corporation and its subsidiaries’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Town and Country Financial Corporation and its subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Decatur, Illinois

March 17, 2023

Town and Country Financial Corporation

Consolidated Balance Sheets

December 31, 2022 and 2021

Assets	2022	2021
Cash and due from banks	$16,335,992	$8,347,742
Interest-bearing demand deposits from banks	15,581,829	61,558,098
Cash and cash equivalents	31,917,821	69,905,840
Interest-bearing time deposit in bank	249,000	249,000
Available-for-sale securities	165,465,040	151,703,226
Loans held for sale	2,656,072	2,840,208
Loans, net of allowance for loan losses of $9,112,495 and $10,183,297 at December 31, 2022 and 2021 respectively	653,403,546	621,637,393
Premises and equipment, net of accumulated depreciation of $16,087,031 and $15,779,943 at December 31, 2022 and 2021, respectively	19,793,610	20,066,094
Federal Reserve and Federal Home Loan Bank stock	2,822,160	2,822,160
Foreclosed assets held for sale	239,138	544,764
Cash surrender value of life insurance	15,746,665	15,752,239
Mortgage servicing rights	10,351,935	7,550,906
Deferred income taxes	4,249,931	—
Goodwill	6,317,994	6,317,994
Core deposit intangibles	43,724	306,071
Other	11,482,656	7,331,446
Total assets	$924,739,292	$907,027,341

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing	$212,472,240	$214,323,820
Interest bearing, savings and money market	413,615,480	473,767,246
Time	129,749,278	91,923,305
Total deposits	755,836,998	780,014,371

Other borrowings	67,373,241	21,903,136
Junior subordinated debt owed to unconsolidated parties	14,189,156	14,136,451
Deferred income taxes	—	197,570
Other liabilities	6,911,021	5,703,535
Total liabilities	844,310,416	821,955,063

Stockholders’ Equity
Preferred stock, no par value; $1,000 liquidation value; authorized 1,000,000 shares; issued and outstanding 0 shares	—	—
Common stock, no par value; authorized 5,000,000 shares; issued 2,983,608 shares; outstanding 2,842,789 at December 31, 2022 and 2021	1,657,560	1,657,560
Additional paid-in capital	10,762,920	10,685,197
Retained earnings	82,964,531	73,198,918
Accumulated other comprehensive income (loss)	(13,283,643)	1,203,095
	82,101,368	86,744,770
Treasury stock, at cost
Common 140,819 shares at December 31, 2022 and 2021	1,672,492	1,672,492
Total stockholders’ equity	80,428,876	85,072,278
Total liabilities and stockholders’ equity	$924,739,292	$907,027,341

See Notes to Consolidated Financial Statements

Town and Country Financial Corporation

Consolidated Statements of Income

Years Ended December 31, 2022 and 2021

	2022	2021
Interest and Dividend Income
Loans	$27,451,967	$26,895,456
Securities
Taxable	2,759,607	1,577,324
Tax-exempt	941,398	984,046
Other	155,439	66,803
Dividends on Federal Home Loan and Federal Reserve Bank stock	117,257	124,843
Deposits with financial institutions	99,118	123,515
Total interest and dividend income	31,524,786	29,771,987

Interest Expense
Deposits	1,698,540	980,940
Other borrowings	1,614,172	1,134,479
Total interest expense	3,312,712	2,115,419
Net Interest Income	28,212,074	27,656,568
Provision for Loan Losses	(750,000)	—
Net Interest Income After Provision for Loan Losses	28,962,074	27,656,568
Noninterest Income
Fiduciary activities	820,975	914,535
Customer service fees	1,602,132	1,357,167
Other service charges and fees	3,054,825	2,467,849
Unrealized gains (losses) recognized on equity securities, net	(13,840)	27,375
Mortgage banking income, net	7,362,715	11,208,707
Other	1,276,626	692,411
Total noninterest income	14,103,433	16,668,044

Noninterest Expense
Salaries and employee benefits	16,780,752	18,050,886
Net occupancy expense	1,524,518	1,529,238
Equipment expense	791,248	839,172
Other	8,776,404	8,822,424
Total noninterest expense	27,872,922	29,241,720
Income Before Income Taxes	15,192,585	15,082,892
Provision for Income Taxes	3,835,010	3,851,700
Net Income Available to Common Stockholders	$11,357,575	$11,231,192

Basic Earnings Per Share	$4.00	$3.95

Weighted Average Shares Outstanding	2,842,789	2,843,645

See Notes to Consolidated Financial Statements

Town and Country Financial Corporation

Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2022 and 2021

	2022	2021
Net Income	$11,357,575	$11,231,192
Other Comprehensive Loss
Change in fair value of derivative financial instruments, net of taxes of $186,516 and $138,162 for 2022 and 2021, respectively	467,696	346,448
Unrealized depreciation on available-for-sale securities, net of taxes of $(5,963,784) and $(345,105), for 2022 and 2021, respectively	(14,954,434)	(865,369)
	(14,486,738)	(518,921)
Comprehensive Income (Loss)	$(3,129,163)	$10,712,271

See Notes to Consolidated Financial Statements

Town and Country Financial Corporation

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2022 and 2021

	Common Stock - Issued				Accumulated
					Other
			Additional		Compre-
			Paid-in	Retained	hensive	Treasury
	Shares	Amount	Capital	Earnings	Income (Loss)	Stock	Total
Balance, January 1, 2021	2,983,608	$1,657,560	$10,624,164	$63,219,461	$1,722,016	$(1,503,761)	$75,719,440

Net income	—	—	—	11,231,192	—	—	11,231,192
Other comprehensive loss	—	—	—	—	(518,921)	—	(518,921)
Dividends on common stock, $0.44 per share	—	—	—	(1,251,735)	—	—	(1,251,735)
Treasury stock purchased (5,694)	—	—	—	—	—	(186,478)	(186,478)
Stock compensation expense, net of forfeitures	—	—	78,780	—	—	—	78,780
Issuance of 4,000 treasury shares to restricted stock plan	—	—	(17,747)	—	—	17,747	—

Balance, December 31, 2021	2,983,608	$1,657,560	$10,685,197	$73,198,918	$1,203,095	$(1,672,492)	$85,072,278

Net income	—	—	—	11,357,575	—	—	11,357,575
Other comprehensive loss	—	—	—	—	(14,486,738)	—	(14,486,738)
Dividends on common stock, $0.56 per share	—	—	—	(1,591,962)	—	—	(1,591,962)
Stock compensation expense, net of forfeitures	—	—	77,723	—	—	—	77,723
Balance, December 31, 2022	2,983,608	$1,657,560	$10,762,920	$82,964,531	$(13,283,643)	$(1,672,492)	$80,428,876

See Notes to Consolidated Financial Statements

Town and Country Financial Corporation

Consolidated Statements of Cash Flows

Years Ended December 31, 2022 and 2021

	2022	2021
Operating Activities
Net income	$11,357,575	$11,231,192
Items not requiring (providing) cash
Depreciation	1,212,063	1,171,064
Provision for loan losses	(750,000)	—
Amortization of premiums and discounts on securities	717,325	761,909
Change in fair value of mortgage servicing rights	(1,880,241)	387,340
Deferred income taxes	1,329,769	309,853
Unrealized (gains) losses recognized on equity securities	13,840	(27,375)
(Gains) Losses on sale and write downs of property and equipment	(71,358)	106,450
Gains on loan sales	(2,539,806)	(8,034,279)
Net loss on foreclosed assets	202,687	95,649
Amortization of core deposit intangibles	262,346	262,346
Net amortization of purchase accounting adjustments	(36,112)	38,523
Stock compensation cost	77,723	78,780
Increase in cash surrender value of life insurance	(401,913)	(394,480)
Gain on proceeds from life insurance	(647,844)	—
Loans originated for sale	(93,659,697)	(252,192,631)
Proceeds from sales of loans originated for sale	88,414,152	234,173,797
Changes in
Other assets	(1,177,675)	928,419
Other liabilities	187,917	(3,588,418)
Net cash provided by (used in) operating activities	2,610,751	(14,691,861)

Investing Activities
Net change in interest-bearing time deposits in banks	—	245,000
Purchases of available-for-sale securities	(50,227,377)	(61,810,252)
Proceeds from maturities of available-for-sale securities	14,830,020	25,550,495
Net change in loans	(24,289,484)	41,161,166
Purchase of premises and equipment	(1,197,843)	(1,008,655)
Proceeds from the sale of foreclosed assets	513,786	326,012
Proceeds from sale of property and equipment	71,358	3,550
Net cash provided by (used in) investing activities	(60,299,540)	4,467,316

Financing Activities
Net increase (decrease) in demand deposits, money market, NOW and savings accounts	(62,003,346)	85,653,103
Net increase (decrease) in certificates of deposit	37,825,973	(32,616,431)
Repayment of other borrowings	(670,000)	(670,000)
Proceeds from Federal Home Loan Bank advance	107,240,105	12,890,136
Repayment of Federal Home Loan Bank advances	(61,100,000)	(60,925,000)
Purchase of treasury stock	—	(186,478)
Dividends paid on common stock	(1,591,962)	(1,251,735)
Net cash provided by financing activities	19,700,770	2,893,595
Decrease in Cash and Cash Equivalents	(37,988,019)	(7,330,950)

Cash and Cash Equivalents, Beginning of Year	69,905,840	77,236,790
Cash and Cash Equivalents, End of Year	$31,917,821	$69,905,840

Supplemental Cash Flows Information
Interest paid	$2,931,719	$2,262,946
Income taxes paid (net of refunds)	$1,981,675	$2,380,925
Real estate acquired in settlement of loans	$410,847	$478,646
Transfer of loans held for sale to portfolio loans	$675,035	$1,024,111

See Notes to Consolidated Financial Statements

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Note 1:    Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Town and Country Financial Corporation (“Company”) is a bank holding company, which through its subsidiaries provide a full range of banking and financial services to individuals, organizations, and businesses in central and metro-east areas of Illinois. Additionally, the Company owns one wholly-owned subsidiary, Town and Country Bank. The Company is subject to competition from other financial institutions. The Company and its bank subsidiary are subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Town and Country Bank (“Bank”) and the Bank’s wholly-owned subsidiary Town and Country Banc Mortgage Services, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, other-than-temporary impairments (OTTI), fair value of financial instruments and goodwill and other intangibles.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2022 and 2021, cash equivalents consisted primarily of noninterest bearing deposits and interest bearing demand deposits from banks.

At December 31, 2022, the Company had approximately $6,122,085 in cash accounts that exceeded federally insured limits.

Interest-bearing Deposits in Banks

The interest-bearing deposit in bank matures within one year and is carried at cost.

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plans to sell but which may be sold in the future, are at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income (loss).

The Company’s consolidated statements of income reflect the full impairment (that is, the difference between the security’s amortized cost basis and fair value) on debt securities that the Company intends to sell or would more likely than not be required to sell before the expected recovery of the amortized cost basis. For available-for-sale debt securities that management has no intent to sell and believes that it more likely than not will not be required to sell prior to recovery, only the credit loss component of the impairment is recognized in earnings, while the noncredit loss is recognized in accumulated other comprehensive income. The credit loss component recognized in earnings is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as projected based on cash flow projections.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income if accrued in the current year. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Discounts and premiums on purchased loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Company does not separately identify individual consumer loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Land is carried at cost. Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35-40 years
Leasehold improvements	5-10 years
Equipment	3-5 years

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the years ended December 31, 2022 and 2021.

Federal Reserve and Federal Home Loan Bank Stock

Federal Reserve and Federal Home Loan Bank stock are required investments for institutions that are members of the Federal Reserve and Federal Home Loan Bank systems. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Bank-Owned Life Insurance

The Company has purchased life insurance policies on certain key individuals. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts dues that are probable at settlement.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements. All goodwill is allocated to the banking segment of the business. No impairment was recognized during the years ended December 31, 2022 and 2021.

Intangible Assets

Intangible assets with finite lives are being amortized on the straight-line basis over seven years. Such assets are periodically evaluated as to the recoverability of their carrying values.

Derivatives

Derivatives are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value. For exchange-traded contracts, fair value is based on quoted market prices. For nonexchange traded contracts, fair value is based on dealer quotes, pricing models, discounted cash flow methodologies or similar

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

techniques for which the determination of fair value may require significant management judgment or estimation.

Mortgage Servicing Rights

Mortgage servicing assets are recognized separately when rights are acquired through purchase or through sale of financial assets. Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing rights resulting from the sale or securitization of loans originated by the Company are initially measured at fair value at the date of transfer. The Company has elected to initially and subsequently measure the mortgage servicing rights for consumer mortgage loans using the fair value method. Under the fair value method, the servicing rights are carried in the consolidated balance sheet at fair value and the changes in said value are reported in earnings in the period in which the changes occur.

Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. These variables change from quarter to quarter as market conditions and projected interest rates change and may have an adverse impact on the value of the mortgage servicing right and may result in a reduction to noninterest income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

Treasury Stock

Common stock shares repurchased are recorded at cost. Cost of shares retired or reissued is determined using the first-in, first-out method.

Share-Based Compensation

Compensation cost is measured using the fair value of an award on the grant dates and is recognized over the service period, which is usually the vesting period. Compensation cost related to the non-vested portion of awards outstanding is based on the grant-date fair value of those awards. The Company has an incentive restricted stock award plan which is described more fully in Note 16.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Trust Assets and Fees

Assets held in fiduciary or agency capacities are not included in the consolidated balance sheets, since such items are not assets of the Company.

Fees from trust activities are recorded on the cash basis, for the period in which the service is provided. Fees are a function of the market value of assets managed and administered and the volume of transactions and fees for other services rendered, as set forth in the underlying trust agreements. The Company manages or administers trust accounts with assets totaling $194,422,543 and $170,209,012 as of December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries.

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during each period. The restricted stock did not have a material effect on diluted earnings per share. Treasury stock shares are not deemed outstanding for earnings per share calculations.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other comprehensive loss, net of applicable income taxes. Other comprehensive loss includes unrealized depreciation on available-for-sale securities, unrealized

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

depreciation on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income and change in derivative financial instruments that qualify for hedge accounting.

Revenue Recognition

Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), establishes a revenue recognition model for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Most of the Company’s revenue-generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as loans and investment securities, and revenue related to mortgage servicing activities, which are subject to other accounting standards. A description of the revenue-generating activities that are within the scope of ASC 606, and included in other non-interest income in the Company’s consolidated statements of income are as follows:

Service charges on deposits. The Company generates revenue from fees charged for deposit account maintenance, overdrafts, wire transfers, and check fees. The revenue related to deposit fees is recognized at the time the performance obligation is satisfied.

ATM/debit card revenue. The Company generates revenue through service charges on the use of its ATM machines and interchange income from the use of Company issued credit and debit cards. The revenue is recognized at the time the service is used and the performance obligation is satisfied.

Other non-interest income. The Company records gains on the sale of loans and the sale of OREO properties after the transactions are complete and transfer of ownership has occurred.

As each of the Company’s facilities is located in markets with similar economies, no disaggregation of revenue is necessary.

Impact of COVID-19 on the Company

In March 2020, the COVID-19 coronavirus was identified as a global pandemic and began affecting the health of large populations around the world. As a result of the spread of COVID-19, economic uncertainties arose which can ultimately affect the financial position, results of operations and cash flows of the Company as well as the Company’s customers. In response to economic concerns over COVID-19, in March 2020 the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was passed into law by Congress. The CARES Act included relief for individual Americans, health care workers, small businesses and certain industries hit hard by the COVID-19 pandemic. The 2021 Consolidated Appropriations Act, passed by Congress in December 2020, extended certain provisions of the CARES Act affecting the Company into 2021.

The CARES Act included several provisions designed to help financial institutions like the Company in working with their customers. Section 4013 of the CARES Act, as extended, allows a financial institution to elect to suspend generally accepted accounting principles and regulatory determinations with respect to qualifying loan modifications related to COVID-19 that would otherwise be categorized as a troubled debt restructuring (TDR) until January 1, 2022. The Company has taken advantage of this provision to extend certain payment modifications to loan customers in need. Outstanding loans that were modified during 2020 under the CARES Act guidance, that remain on modified terms were $2,841,831 as of December 31, 2021. There were no loans that remained in modified terms as of December 31, 2022.

The CARES Act also approved the Paycheck Protection Program (PPP), administered by the Small Business Administration (SBA) with funding provided by financial institutions. The 2021 Consolidated Appropriations

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Act approved a new round of PPP loans in 2021. The PPP provides loans to eligible businesses through financial institutions like the Company, with loans being eligible for forgiveness of some or all of the principal amount by the SBA if the borrower meets certain requirements. The SBA guarantees repayment of the loans to the Company if the borrower’s loan is not forgiven and is then not repaid by the customer. The Company earns a 1% interest rate on PPP loans, plus a processing fee from the SBA for processing and originating a loan. The Company originated $22,374,498 in PPP loans during 2021, of which $6,688,118 are still outstanding at December 31, 2021. The remaining PPP loans were forgiven during 2022.

Reclassifications

Certain reclassifications have been made to the 2021 consolidated financial statements to conform to the 2022 consolidated financial statement presentation. These reclassifications had no effect on net income.

Note 2:    Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
Available-for-sale Securities:
December 31, 2022:
U.S. government and agency securities	$55,673,655	$—	$(3,970,322)	$51,703,333
Mortgage-backed securities	82,713,923	63,316	(12,406,739)	70,370,500
State and political subdivisions	40,222,746	3,278	(1,744,891)	38,481,133
Trust preferred securities	5,766,304	—	(856,230)	4,910,074
	$184,376,628	$66,594	$(18,978,182)	$165,465,040

December 31, 2021:
U.S. government and agency securities	$25,869,750	$101,970	$(249,321)	$25,722,399
Mortgage-backed securities	76,429,628	1,397,712	(359,785)	77,467,555
State and political subdivisions	41,591,099	1,639,342	—	43,230,441
Trust preferred securities	5,806,119	845	(524,133)	5,282,831
	$149,696,596	$3,139,869	$(1,133,239)	$151,703,226

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The amortized cost and fair value of available-for-sale securities at December 31, 2022, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-sale
	Amortized	Fair
	Cost	Value
Within one year	$4,893,360	$4,824,494
One to five years	57,906,886	54,169,597
Five to ten years	9,727,200	9,246,554
After ten years	23,368,955	21,943,821
	95,896,401	90,184,466

Mortgage-backed securities	82,713,923	70,370,500
Trust preferred securities	5,766,304	4,910,074
Totals	$184,376,628	$165,465,040

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $50,632,946 at December 31, 2022 and $40,401,405 at December 31, 2021.

There were no sales of available-for-sale securities in 2022 or 2021.

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2022 and 2021, was $161,515,681 and $66,469,584, which is approximately 98% and 44%, respectively, of the Company’s available-for-sale investment portfolio. These declines primarily resulted from recent changes in market interest rates.

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2022 and 2021:

	December 31, 2022
	Less than 12 Months		12 Months or More		Total
Description of		Unrealized		Unrealized		Unrealized
Securities	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Available-for-sale securities:
U.S. government and agency securities	$33,360,763	$(1,739,014)	$18,342,570	$(2,231,308)	$51,703,333	$(3,970,322)
Mortgage-backed securities	37,376,514	(4,630,518)	29,762,639	(7,776,221)	67,139,153	(12,406,739)
State and political subdivisions	37,763,121	(1,744,891)	—	—	37,763,121	(1,744,891)
Trust preferred securities	—	—	4,910,074	(856,230)	4,910,074	(856,230)
Total temporarily impaired securities	$108,500,398	$(8,114,423)	$53,015,283	$(10,863,759)	$161,515,681	$(18,978,182)

	December 31, 2021
	Less than 12 Months		12 Months or More		Total
Description of		Unrealized		Unrealized		Unrealized
Securities	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Available-for-sale securities:
U.S. government and agency securities	$20,497,925	$(249,321)	$—	$—	$20,497,925	$(249,321)
Mortgage-backed securities	39,454,683	(315,827)	1,319,441	(43,958)	40,774,124	(359,785)
Trust preferred securities	—	—	5,197,535	(524,133)	5,197,535	(524,133)
Total temporarily impaired securities	$59,952,608	$(565,148)	$6,516,976	$(568,091)	$66,469,584	$(1,133,239)

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

U.S. Government Agencies and Mortgage-backed Securities

The unrealized losses on the Company’s investment in U.S. Government agencies and mortgage-backed securities were caused by changes in interest rates and illiquidity. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and illiquidity, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2022.

State and Political Subdivisions

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of its amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2022.

Trust Preferred Securities (TruPSs)

The unrealized loss on the TruPSs was primarily caused by the long-term nature of the pooled trust preferred securities, a lack of demand or inactive market for these securities, and concerns regarding the financial institutions that have issued the underlying trust preferred securities. The Company currently expects certain issuing financial institutions to settle the securities at a price less than the amortized cost basis of the investment (that is, the Company expects to recover less than the entire amortized cost basis of the security). Credit losses were calculated by comparing expected discounted cash flows based on performance indicators of the underlying assets in the securities to the carrying value of the investment. Because the Company does not intend to sell the investment and it is not more likely than not the Company will be required to sell the investment before recovery of its new, lower amortized cost basis, which may be maturity, it does not consider the remainder of the investment in TruPSs to be other-than-temporarily impaired at December 31, 2022.

Other-than-temporary Impairment

Upon acquisition of a security, the Company decides whether it is within the scope of the accounting guidance for beneficial interests in securitized financial assets or will be evaluated for impairment under the accounting guidance for investments in debt and equity securities.

The accounting guidance for beneficial interests in securitized financial assets provides incremental impairment guidance for a subset of the debt securities within the scope of the guidance for investments in debt and equity securities. For securities where the security is a beneficial interest in securitized financial assets, the Company uses the beneficial interests in securitized financial asset impairment model. For securities where the security is not a beneficial interest in securitized financial assets, the Company uses debt and equity securities impairment model.

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Economic models are used to determine whether an other-than-temporary impairment has occurred on these securities. While all securities are considered, the securities primarily impacted by other-than-temporary impairment testing are pooled trust preferred securities. For each pooled trust preferred security in the investment portfolio (including but not

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

limited to those whose fair value is less than their amortized cost basis), an extensive, regular review is conducted to determine if an other-than-temporary impairment has occurred. Various inputs to the economic models are used to determine if an unrealized loss is other-than-temporary. The most significant inputs are the following:

●	Prepayments
●	Default rates
●	Loss severity

The pooled trust preferred securities relate to trust preferred securities issued by financial institutions throughout the United States. Other inputs may include performance indicators of the underlying financial institutions including profitability, capital ratios, and asset quality.

To determine if the unrealized loss for pooled trust preferred securities is other-than-temporary, the Company projects total estimated defaults of the underlying assets (financial institutions) and multiplies that calculated amount by an estimate of realizable value upon sale in the marketplace (severity) in order to determine the projected collateral loss. If the Company determines that a given pooled trust preferred security position will be subject to a write-down or loss, the Company records the expected credit loss as a charge to earnings.

Credit Losses Recognized on Investments

Certain debt securities have experienced fair value deterioration due to credit losses, as well as due to other market factors, but are not otherwise other-than-temporarily impaired.

The following table provides information about debt securities for which only a credit loss was recognized in income and other losses are recorded in other comprehensive income (loss).

	Accumulated credit losses
	2021	2021
Credit losses on debt securities held
Beginning of year	$21,306	$32,417
Reductions due to final settlement	—	—
Reductions due to increases in expected cash flows	(7,821)	(11,111)
End of year	$13,485	$21,306

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Note 3:    Loans and Allowance for Loan Losses

Classes of loans at December 31, include:

	2022	2021
Mortgage loans on real estate
Residential 1-4 family	$140,728,742	$140,014,729
Commercial	359,033,188	345,850,734
Construction and land development	35,155,928	41,297,521
Agriculture	8,063,893	9,002,078
Total mortgage loans on real estate	542,981,751	536,165,062
Commercial	107,592,376	85,602,595
Agriculture	9,246,974	7,680,437
Consumer Installment loans	2,694,940	2,631,528
	662,516,041	632,079,622
Less
Allowance for loan losses	9,112,495	10,183,297
Deferred loan fees	—	258,932
Net loans	$653,403,546	$621,637,393

The Company purchases loans from other institutions. The outstanding balance of loans purchased from other financial institutions was $50,636,835 and $43,443,538 as December 31, 2022 and 2021, respectively. The outstanding balance of loans sold to other financial institutions serviced by the Company was $47,829,632 and $52,403,246 as December 31, 2022 and 2021, respectively.

The Company maintains lending policies and procedures designed to focus lending efforts on the type, location and duration of loans most appropriate for its business model and markets. The Company’s principal lending activity is the origination of residential and commercial investor real estate loans, commercial loans, agricultural, and consumer loans. The primary lending market is where the Company’s branches are located in central and metro-East St. Louis areas of Illinois and the surrounding counties. Generally, loans are collateralized by assets of the borrower and guaranteed by the principals of the borrowing entity.

The Board of Directors reviews and approves the Company’s lending policy on an annual basis. Quarterly, the Board of Directors review the allowance for loan losses and reports related to loan production, loan quality, concentrations of credit, loan delinquencies and non-performing and potential problem loans.

The Company does not accrue interest on any asset which is maintained on a cash basis because of deterioration in the financial position of the borrower, any asset for which payment in full of interest or principal is not expected, or any asset upon which principal or interest has been in default for a period of ninety days or more unless it is both well secured and in the process of collection. A non-accrual asset may be restored to an accrual status when none of its principal and interest is due and unpaid, or when it otherwise becomes well secured and in the process of collection.

The Company’s third party loan review conducts periodic independent loan reviews of outstanding loans. The primary objective of the independent loan review function is to ensure the maintenance of a quality loan portfolio and minimize the potential for loan losses. The third party loan review is performed on sample of existing loans for compliance with internal policies and procedures.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2022 and 2021:

	Mortgage Loans on Real Estate
			Construction
	Residential 1-4		and land
Year Ended December 31, 2022	Family	Commercial	development	Agriculture	Commercial	Agriculture	Consumer	Unallocated	Total
Allowance for loan losses:
Balance, beginning of year	$2,881,723	$5,025,038	$518,339	$30,408	$704,326	$65,284	$33,276	$924,903	$10,183,297
Provision charged to expense	(518,240)	286,599	(26,784)	(6,891)	174,332	1,294	49,443	(709,753)	(750,000)
Losses charged off	(83,390)	(34,636)	(193,706)	—	(77,415)	—	(132,024)	—	(521,171)
Recoveries	2,722	407	40,370	6,000	70,354	—	80,516	—	200,369
Balance, end of year	$2,282,815	$5,277,408	$338,219	$29,517	$871,597	$66,578	$31,211	$215,150	$9,112,495
Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	2,282,815	5,277,408	338,219	29,517	871,597	66,578	31,211	215,150	9,112,495
Ending balance	$2,282,815	$5,277,408	$338,219	$29,517	$871,597	$66,578	$31,211	$215,150	$9,112,495
Loans:
Ending balance	$140,728,742	$359,033,188	$35,155,928	$8,063,893	$107,592,376	$9,246,974	$2,694,940	$—	$662,516,041
Ending balance: individually evaluated for impairment	$2,434,375	$8,950,390	$66,116	$—	$55,945	$—	$—	$—	$11,506,826
Ending balance: collectively evaluated for impairment	$138,294,367	$350,082,798	$35,089,812	$8,063,893	$107,536,431	$9,246,974	$2,694,940	$—	$651,009,215

	Mortgage Loans on Real Estate
			Construction
	Residential 1-4		and land
Year Ended December 31, 2021	Family	Commercial	development	Agriculture	Commercial	Agriculture	Consumer	Unallocated	Total
Allowance for loan losses:
Balance, beginning of year	$1,685,428	$4,182,603	$579,114	$132,589	$834,431	$51,201	$30,341	$2,619,490	$10,115,197
Provision charged to expense	1,132,403	848,108	(71,928)	(117,099)	(120,405)	14,083	9,425	(1,694,587)	—
Losses charged off	(43,690)	(5,673)	—	—	(20,912)	—	(93,314)	—	(163,589)
Recoveries	107,582	—	11,153	14,918	11,212	—	86,824	—	231,689
Balance, end of year	$2,881,723	$5,025,038	$518,339	$30,408	$704,326	$65,284	$33,276	$924,903	$10,183,297
Ending balance: individually evaluated for impairment	$11,786	$—	$17,235	$—	$12,526	$—	$—	$—	$41,547
Ending balance: collectively evaluated for impairment	2,869,937	5,025,038	501,104	30,408	691,800	65,284	33,276	924,903	10,141,750
Ending balance	$2,881,723	$5,025,038	$518,339	$30,408	$704,326	$65,284	$33,276	$924,903	$10,183,297
Loans:
Ending balance	$140,014,729	$345,850,734	$41,297,521	$9,002,078	$85,602,595	$7,680,437	$2,631,528	$—	$632,079,622
Ending balance: individually evaluated for impairment	$2,904,264	$3,803,868	$646,839	$—	$78,017	$—	$—	$—	$7,432,988
Ending balance: collectively evaluated for impairment	$137,110,465	$342,046,866	$40,650,682	$9,002,078	$85,524,578	$7,680,437	$2,631,528	$—	$624,646,634

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The unallocated amounts in the above tables represent qualitative factors, including local and national economic trends that have not been specifically allocated to the portfolio segments.

Management’s opinion as to the ultimate collectability of loans is subject to estimates regarding future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of the borrowers.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The analysis is performed on commercial loans at origination. In addition, significant lending relationships, new commercial and commercial real estate loans, and watch list credits are reviewed annually by an independent third party in order to verify risk ratings. The Company uses the following definitions for risk rating.

Pass - Loans classified as pass are well protected by the ability of the borrower to pay or by the value of the asset or underlying collateral.

Special Mention – Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful - Loans classified as doubtful have all the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Loss – Loans classified as loss are the portion of the loan that is considered uncollectible so that its continuance as an asset is not warranted. The amount of the loss determined will be charged-off.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential 1-4 Family and Equity Lines of Credit Real Estate: The residential 1-4 family and equity lines of credit real estate loans are generally secured by owner-occupied family residences. Repayment is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Construction and Land Development Real Estate: Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Agricultural and Agricultural Real Estate Loan: Agricultural loans are generally comprised of seasonal operating lines to grain farmers to plant and harvest corn and soybeans and term loans to fund the purchase of equipment. Agricultural real estate loans are primarily comprised of loans for the purchase of farmland. Specific underwriting standards have been established for agricultural-related loans including the establishment of projections for each operating year based on industry developed estimates of farm input costs and expected commodity yields and prices. Operating lines are typically written for one year and secured by the crop. Loan-to-value ratios on loans secured by farmland generally do not exceed 75% and have amortization periods limited to twenty five years. Federal government-assistance lending programs through the Farm Service Agency and U.S. Department of Agriculture are used to mitigate the level of credit risk when deemed appropriate.

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Consumer: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Company’s market area) and the creditworthiness of a borrower.

The following table presents the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of December 31, 2022 and 2021:

	Mortgage Loans on Real Estate
			Construction
	Residential 1-4		and land
December 31, 2022	Family	Commercial	development	Agriculture	Commercial	Agriculture	Consumer	Total
Pass	$137,210,336	$343,691,974	$29,326,505	$7,879,361	$107,108,068	$9,233,389	$2,694,940	$637,144,573
Special Mention	1,084,031	6,390,824	5,763,157	184,532	428,513	13,585	—	13,864,642
Substandard	2,434,375	8,302,066	66,116	—	—	—	—	10,802,557
Doubtful	—	648,324	150	—	55,795	—	—	704,269
Loss	—	—	—	—	—	—	—	—
Total	$140,728,742	$359,033,188	$35,155,928	$8,063,893	$107,592,376	$9,246,974	$2,694,940	$662,516,041

	Residential 1-4		Construction and land
December 31, 2021	Family	Commercial	development	Agriculture	Commercial	Agriculture	Consumer	Total
Pass	$136,005,176	$328,499,896	$40,431,802	$8,812,022	$84,511,951	$7,664,333	$2,631,528	$608,556,708
Special Mention	1,105,289	13,546,970	218,880	190,056	1,012,627	16,104	—	16,089,926
Substandard	2,695,252	3,093,535	646,839	—	150	—	—	6,435,776
Doubtful	175,275	710,333	—	—	77,867	—	—	963,475
Loss	33,737	—	—	—	—	—	—	33,737
Total	$140,014,729	$345,850,734	$41,297,521	$9,002,078	$85,602,595	$7,680,437	$2,631,528	$632,079,622

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

The following tables present the Company’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2022 and 2021:

	30-89 Days	Greater Than	Total		Total Loans	Greater than 90
December 31, 2022	Past Due	90 Days	Past Due	Current	Receivable	Days & Accruing
Mortgage loans on real estate
Residential 1-4 family	$3,290,653	$2,169,029	$5,459,682	$135,269,060	$140,728,742	$1,972,967
Commercial	143,257	906,559	1,049,816	357,983,372	359,033,188	—
Construction and land development	—	61,393	61,393	35,094,535	35,155,928	—
Agriculture	—	—	—	8,063,893	8,063,893	—
Commercial	125,463	55,795	181,258	107,411,118	107,592,376	—
Agriculture	—	—	—	9,246,974	9,246,974	—
Consumer	62,722	—	62,722	2,632,218	2,694,940	—
Total	$3,622,095	$3,192,776	$6,814,871	$655,701,170	$662,516,041	$1,972,967

	30-89 Days	Greater Than	Total		Total Loans	Greater than 90
December 31, 2021	Past Due	90 Days	Past Due	Current	Receivable	Days & Accruing
Mortgage loans on real estate
Residential 1-4 family	$1,585,344	$3,240,026	$4,825,370	$135,189,359	$140,014,729	$2,662,981
Commercial	452,519	983,030	1,435,549	344,415,185	345,850,734	—
Construction and land development	—	633,550	633,550	40,663,971	41,297,521	218,880
Agriculture	—	—	—	9,002,078	9,002,078	—
Commercial	—	78,017	78,017	85,524,578	85,602,595	—
Agriculture	—	—	—	7,680,437	7,680,437	—
Consumer	29,224	2,700	31,924	2,599,604	2,631,528	2,700
Total	$2,067,087	$4,937,323	$7,004,410	$625,075,212	$632,079,622	$2,884,561

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming loans and loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The following tables present impaired loans for the years ended December 31, 2022 and 2021:

						Interest Income
	Recorded	Unpaid Principal	Specific	Average Investment	Interest Income	Recognized Cash
December 31, 2022:	Balance	Balance	Allowance	in Impaired Loans	Recognized	Basis
Loans without a specific valuation allowance
Mortgage Loans on Real Estate:
Residential 1-4 Family	$2,434,375	$2,538,217	$—	$2,588,629	$60,978	$76,661
Commercial	8,950,390	9,173,395	—	9,106,773	111,499	803,790
Construction and land development	66,116	259,823	—	394,724	149,392	260
Agriculture	—	—	—	—	—	—
Commercial	55,945	55,945	—	76,445	5,832	3,676
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Loans with a specific valuation allowance
Mortgage Loans on Real Estate:
Residential 1-4 Family	$—	$—	$—	$—	$—	$—
Commercial	—	—	—	—	—	—
Construction and land development	—	—	—	—	—	—
Agriculture	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Mortgage Loans on Real Estate:
Residential 1-4 Family	$2,434,375	$2,538,217	$—	$2,588,629	$60,978	$76,661
Commercial	8,950,390	9,173,395	—	9,106,773	111,499	803,790
Construction and land development	66,116	259,823	—	394,724	149,392	260
Agriculture	—	—	—	—	—	—
Commercial	55,945	55,945	—	76,445	5,832	3,676
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
	$11,506,826	$12,027,380	$—	$12,166,571	$327,701	$884,387

						Interest Income
	Recorded	Unpaid Principal	Specific	Average Investment	Interest Income	Recognized Cash
December 31, 2021:	Balance	Balance	Allowance	in Impaired Loans	Recognized	Basis
Loans without a specific valuation allowance
Mortgage Loans on Real Estate:
Residential 1-4 Family	$2,781,573	$2,885,414	$—	$2,880,369	$78,507	$91,433
Commercial	3,803,868	4,026,871	—	3,895,444	31,222	217,659
Construction and land development	601,603	601,603	—	766,762	70,462	19,321
Agriculture	—	—	—	—	—	—
Commercial	150	150	—	150	—	—
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Loans with a specific valuation allowance
Mortgage Loans on Real Estate:
Residential 1-4 Family	$122,691	$122,691	$11,786	$122,691	$16,154	$—
Commercial	—	—	—	—	—	—
Construction and land development	45,236	45,236	17,235	45,236	—	—
Agriculture	—	—	—	—	—	—
Commercial	77,867	77,867	12,526	80,857	14,502	2,178
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total:
Mortgage Loans on Real Estate:
Residential 1-4 Family	$2,904,264	$3,008,105	$11,786	$3,003,060	$94,661	$91,433
Commercial	3,803,868	4,026,871	—	3,895,444	31,222	217,659
Construction and land development	646,839	646,839	17,235	811,998	70,462	19,321
Agriculture	—	—	—	—	—	—
Commercial	78,017	78,017	12,526	81,007	14,502	2,178
Agriculture	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
	$7,432,988	$7,759,832	$41,547	$7,791,509	$210,847	$330,591

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Interest income recognized on impaired loans includes interest accrued and collected on the outstanding balances of accruing impaired loans as well as interest cash collections on non-accruing impaired loans for which the ultimate collectability is not certain.

The following table presents the Company’s nonaccrual loans at December 31, 2022 and 2021. This table excludes performing troubled debt restructurings of $0 and $11,305 as of December 31, 2022 and 2021, respectively.

	2022	2021
Mortgage loans on real estate
Residential 1-4 family	$217,996	$577,045
Commercial	906,559	983,030
Construction and land development	61,393	414,670
Agriculture	—	—
Commercial	55,795	78,017
Agriculture	—	—
Consumer	—	—
Total	$1,241,743	$2,052,762

When economic concessions have been granted to borrowers who have experienced financial difficulties, the loan is designated as a troubled debt restructured loan (TDR). These concessions typically result from loss mitigation activities and could include: reduction in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. Troubled debt restructured loans are considered impaired at the time of restructuring and typically are returned to accrual status after considering the borrower’s sustained repayment performance, as agreed, for a reasonable period of at least six months or once the granted concessions have ended or are no longer applicable.

The following table presents the recorded balance, at original cost, of troubled debt restructured loans as of December 31, 2022 and 2021.

		Troubled debt restructurings performing		Troubled debt
		in accordance with modified terms		restructurings not
performing in
	Total Troubled Debt			accordance with
December 31, 2022:	Restructuring	Accruing	Nonaccrual	modified terms
Mortgage loans on real estate
Residential 1-4 family	$228,994	$228,994	$—	$—
Commercial	134,563	134,563	—	—
Construction and loan development	—	—	—	—
Agriculture	—	—	—	—
Commercial	—	—	—	—
Agriculture	—	—	—	—
Consumer	—	—	—	—
Total	$363,557	$363,557	$—	$—

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

		Troubled debt restructurings performing		Troubled debt
		in accordance with modified terms		restructurings not
performing in
	Total Troubled Debt			accordance with
December 31, 2021:	Restructuring	Accruing	Nonaccrual	modified terms
Mortgage loans on real estate
Residential 1-4 family	$262,243	$250,938	$11,305	$—
Commercial	152,397	152,397	—	—
Construction and loan development	—	—	—	—
Agriculture	—	—	—	—
Commercial	—	—	—	—
Agriculture	—	—	—	—
Consumer	—	—	—	—
Total	$414,640	$403,335	$11,305	$—

At December 31, 2022 and 2021, six loans designated as TDR were on accrual status. These loans performed in accordance with modified terms for a period of 6 months or more.

The troubled debt restructures described above had no impact to allowance for loan losses or charge offs during the years ended December 31, 2022 and 2021.

There were no troubled debt restructures modified in the past 12 months that subsequently defaulted, in 2022.

At December 31, 2022, the balance of foreclosed assets held for sale includes $239,138 of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property. No foreclosed residential real estate properties were held as of December 31, 2021. At December 31, 2022 and 2021, the recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process is $1,390,772 and $1,273,147.

Note 4:    Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2022	2021
Land	$6,068,990	$6,226,990
Buildings and improvements	19,818,199	20,180,042
Construction in progress	448,606	—
Equipment	9,042,198	8,945,216
Leasehold improvements	502,648	493,789
	35,880,641	35,846,037
Less accumulated depreciation	16,087,031	15,779,943
Net premises and equipment	$19,793,610	$20,066,094

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Note 5:    Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2022 and 2021 were:

	2022	2021
Balance as of January 1	$6,317,994	$6,317,994
Goodwill acquired during the year	—	—
Balance as of December 31	$6,317,994	$6,317,994

All goodwill is allocated to the banking segment of the business.

Note 6:    Other Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2022 and 2021, were:

	2022		2021
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Core deposits	$3,487,736	$3,444,012	$3,487,736	$3,181,665

Amortization expense for the years ended December 31, 2022 and 2021, was $262,346 for both years. Estimated amortization expense for 2023 is $43,724.

Note 7:    Mortgage Servicing

Loans serviced for others are not included in the accompanying consolidated balance sheets. The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. The unpaid principal balances of mortgage loans serviced for others were $832,468,223 and $868,965,948 at December 31, 2022 and 2021, respectively.

The following summarizes the activity pertaining to mortgage servicing rights measured using the fair value method for years ended December 31, 2022 and 2021:

	2022	2021
Fair value as of the beginning of the period	$7,550,906	$5,942,270
Additions
Servicing obligations that result from asset transfers	920,788	1,995,976
Changes in fair value due to changes in valuation inputs or assumptions used in the valuation model*	3,250,000	850,000
Other changes	(1,369,759)	(1,237,340)
Fair Value at the end of the period	$10,351,935	$7,550,906

*	Primarily reflects changes in discount rates and prepayment speed assumptions

Note 8:    Interest-bearing Deposits

Interest-bearing deposits in denominations of $250,000 or more were $10,192,566 and $10,104,458 on December 31, 2022 and 2021, respectively.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

At December 31, 2022, the scheduled maturities of time deposits are as follows:

2023	$101,733,904
2024	16,564,663
2025	8,701,327
2026	1,413,470
2027	1,335,914
$129,749,278

Note 9:    Junior Subordinated Debentures

The Company has three junior subordinated debt issues owed to individual statutory trusts, each of which are wholly-owned, subsidiaries owned, unconsolidated subsidiaries the details of which are outlined in the table below. The individual statutory trusts were formed to issue cumulative preferred securities.

						Interest rate at	Balance owed at		Interest rate at
	Date	Call	Maturity		Adjustment	December 31,	December 31,		December 31,
	formed	date	date	Interest rate term	periods	2022	2022		2021
Statutory Trust II	3/17/2004	3/17/2009	3/17/2034	Floating 3 mo LIBOR + 279	Adjusts quarterly, each 3/15, 6/15, 9/15, 12/15	7.528%	$4,124,000		3.006%
Statutory Trust III	3/22/2007	3/22/2012	3/22/2037	Fixed until call, then floating 3 mo LIBOR + 168	Adjusts quarterly, each 3/15, 6/15, 9/15, 12/15	6.449%	7,732,000		1.883%
WPI Statutory Trust I1	7/7/2007	9/15/2007	6/15/2037	Floating 3 mo LIBOR + 145	Adjusts quarterly, each 3/15, 6/15, 9/15, 12/15	6.219%	3,093,000	*	1.653%

*	Carrying value was $2,333,156 and $2,333,156 as of December 31, 2022 and 2021, respectively.

The Company’s obligations with respect to the issuance of the preferred securities constitute a full and unconditional guarantee of the obligations with respect to the preferred securities. Interest on the junior subordinated debentures and distributions on the preferred securities are payable quarterly in arrears. Distributions on the preferred securities are cumulative. The Company has the right, at any time, so long as no events of default has occurred and is continuing, to defer payments of interest on the junior subordinated debentures, which will require deferral of distribution of the preferred securities, for a period not exceeding 20 consecutive quarterly periods, provided that such deferral may not extend beyond the stated maturity of the junior subordinated debentures. The preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity or their earlier redemption.

Interest expense on the junior subordinated debt was $616,095 and $370,694 for the years ended December 31, 2022 and 2021, respectively.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Note 10:    Other Borrowings

Other borrowings consisted of the following components:

	2022	2021
Federal Home Loan Bank advances	$62,348,241	$16,208,136
CIBC Bank USA notes	5,025,000	5,695,000
	$67,373,241	$21,903,136

The Federal Home Loan Bank advances are secured by mortgage loans and investment securities totaling $268,875,186 at December 31, 2022. Advances, at interest rates from 0.00% to 4.38% and maturity dates from March 2022 through December 2028 are subject to restrictions or penalties in event of prepayment.

The CIBC Bank USA (formerly The Private Bank) notes consist of a term note with a balance of $5,025,000 and $5,695,000 as of December 31, 2022 and 2021, respectively and a line of credit with no balance as of December 31, 2022 and 2021, respectively. The notes are secured by the Company’s stock in its Bank subsidiary. The term note reprices monthly at 1 month Term SOFR plus 225 basis points with a floor of 2.50%. The rate was 6.374% and 2.50% as of December 31, 2022 and 2021, respectively. The line of credit reprices quarterly at prime with a floor of 2.50%. The rate was 7.50% and 2.50% as of December 31, 2022 and 2021, respectively. The maturity date is April 2024 for the term note and April 2023 for the line of credit. The Company has debt convent requirements related to total capital to Risk-Weighted Assets, Tier 1 Leverage Capital Ratio, minimum return on assets, and non-performing loans to primary capital.

Aggregate annual maturities of other borrowings at December 31, 2022, are:

2023	$50,900,000
2024	5,055,000
2025	7,888,000
2026	742,300
Thereafter	2,787,941
$67,373,241

Note 11:    Income Taxes

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various states. The Company is no longer subject to U.S. Federal or Illinois income tax examinations by tax authorities for years before 2019. During the years ended December 31, 2022 and 2021, the Company recognized no expense for interest or penalties.

The income tax expense includes these components:

	2022	2021
Taxes currently payable	$2,505,241	$3,541,847
Deferred income taxes	1,329,769	309,853
Income tax expense	$3,835,010	$3,851,700

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	2022	2021
Computed at the statutory rate (21%)	$3,190,443	$3,167,407
Increase (decrease) resulting from
Tax exempt interest	(317,018)	(332,953)
State income taxes	958,369	980,218
Dividends received	(200)	(227)
Cash surrender value of life insurance	(84,398)	(82,841)
Other	87,814	120,096
Actual tax expense	$3,835,010	$3,851,700

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets were:

	2022	2021
Deferred tax assets
Allowance for loan losses	$2,655,243	$2,989,145
Loss on other-than-temporary impairment of securities	29,531	29,531
Unrealized loss on available-for-sale securities	5,391,615	—
Fair market value on acquired assets	119,694	145,011
Other	559,312	905,238
	8,755,395	$4,068,925
Deferred tax liabilities
Depreciation	(746,523)	(642,545)
Mortgage servicing rights	(2,950,819)	(2,152,386)
Unrealized gains on available-for-sale securities	—	(572,168)
Fair market value on acquired liabilities	(216,594)	(231,617)
Core Deposit Intangible	(12,464)	(87,246)
Other	(579,064)	(580,533)
	(4,505,464)	(4,266,495)
Net deferred asset (liability)	$4,249,931	$(197,570)

Note 12:    Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss), included in stockholders’ equity, are as follows:

	2022	2021
Net unrealized gain (loss) on AFS securities	$(18,903,767)	$2,017,741
Net unrealized gain (loss) on derivative used as cash flow hedge	330,466	(323,744)
Net unrealized loss on AFS securities for which a portion of an OTTI has been recognized in income	(7,821)	(11,111)
	(18,581,122)	1,682,886
Tax Effect	(5,297,479)	479,791
Net-of-tax amount	$(13,283,643)	$1,203,095

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Note 13:    Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulation reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to total risk-weighted assets (as defined), common equity Tier 1 capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2022 and 2021, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2022, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier 1 risk-based capital and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

					Minimum to Be Well Capitalized
					Under Prompt Corrective Action
	Actual		Minimum Capital Requirement		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2022
Town and Country Bank
Total capital (to risk-weighted assets)	$108,432	14.9%	$58,422	8.0%	$73,028	10.0%
Tier I capital (to risk-weighted assets)	99,301	13.6	43,817	6.0	58,422	8.0
Common equity Tier I capital (to risk-weighted assets)	99,301	13.6	32,578	4.5	47,057	6.5
Tier I capital(to average assets)	99,301	10.8	36,775	4.0	45,969	5.0

As of December 31, 2021
Town and Country Bank
Total capital (to risk-weighted assets)	$98,853	14.7%	$53,983	8.0%	$67,479	10.0%
Tier I capital (to risk-weighted assets)	90,418	13.4	40,487	6.0	53,983	8.0
Common equity Tier I capital (to risk-weighted assets)	90,418	13.4	30,081	4.5	43,451	6.5
Tier I capital(to average assets)	90,418	10.0	36,046	4.0	45,058	5.0

The above minimum capital requirements exclude the capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The capital conservation buffer was 2.50% at December 31, 2022. The company and Bank have elected to exclude AOCI in computing regulatory capital.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

The Company and Bank are subject to certain restrictions on the amount of dividends that they may declare without prior regulatory approval.

Basel III Capital Rules

In July 2013, the three federal bank regulatory agencies jointly published final rules (the Basel III Capital Rules) establishing a new comprehensive capital framework for U.S. banking organizations. The rules implement the Basel Committee’s December 2010 framework known as “Basel III” for strengthening international capital standards as well as certain provisions of the Dodd-Frank Act. These rules substantially revise the risk-based capital requirements applicable to bank holding companies and depository institutions, compared to the current U.S. risk-based capital rules. The Basel III Capital Rules define the components of capital and address other issues affecting the numerator in banking institutions’ regulatory capital ratios. These rules also address risk weights and other issues affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing risk-weighting approach with a more risk-sensitive approach. The Basel III Capital Rules were effective for the Bank on January 1, 2015 (subject to a four-year phase-in period).

The Basel III Capital Rules, among other things, (i) introduce a new capital measure called “Common Equity Tier 1” (CET1), (ii) specify that Tier 1 capital consist of CET1 and “Additional Tier 1 Capital” instruments meeting specified requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital and (iv) expand the scope of the deductions/adjustments as compared to existing regulations.

Note 14:    Related Party Transactions

At December 31, 2022 and 2021, the Company had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties), in the amount of $241,700 and $1,496,003, respectively.

In management’s opinion, such loans and other extensions of credit were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Note 15:    Employee Benefits

The Company has an Employee Stock Ownership Plan (ESOP) to provide retirement benefits for substantially all employees. All full time employees who meet certain age and length of service requirements are eligible to participate in the ESOP. Dividends on allocated shares of common stock are allocated directly to the participant’s account. All shares held by the ESOP have been allocated to the Plan participants and are included in the computation of weighted average common shares outstanding.

The Plan owned 126,762 and 128,089 shares of the Company’s common stock as of December 31, 2022 and 2021, respectively. The market value of those shares totaled $4,521,601 and $3,484,021 as of December 31, 2022 and 2021, respectively.

In the event a terminated Plan participant desires to sell his or her shares of the Company’s stock, the Company may choose to purchase the shares from the participant at their fair market value as determined by an independent appraiser.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

A portion of the Company’s contributions is based upon the employees’ contributions and another portion of the Company’s contribution is at the discretion of the Board of Directors. Employer contributions charged to expense were $543,060 and $534,739 for years ended December 31, 2022 and 2021, respectively.

Also, the Company has a non-qualified executive incentive retirement plan (Plan) that covers one member of management. Contributions to the Plan are based upon the Company meeting certain financial performance measures and are deferred until the employee reaches the normal retirement age of 65. Retirement benefits are paid out of the general assets of the Company. The retirement benefit is paid out in monthly installments for a 13 year period and equals the deferral account balance. The plan was terminated in December of 2022 and $77,178 was paid out. The liability recorded was $81,955 at December 31, 2021. The Company’s expense for the plan was $9,536 and $21,165 for 2022 and 2021, respectively.

Note 16:    Stock-Based Compensation

The Company’s Board of Directors adopted the 2015 Stock Compensation Plan (Plan) on June 25, 2015. The purpose of the Plan is to align the interests of the Company and its stockholders to employees, officers and directors. The Plan authorizes up to 100,000 shares of restricted stock to be granted to eligible participants over the life of the Plan. At December 31, 2022, there were 32,750 shares available to be issued under the Plan. From the time employees are granted the restricted shares, those shares are considered issued and the employee is given all rights of ownership including dividend and voting rights.

				Weighted
				Average
		Estimated	Number of	vesting	Number of			Additional
Year	Shares	grant date fair	shares	period	shares	Shares	Compensation	expense to be
granted	granted	value	outstanding	remaining	vested	forfeited	expense	incurred
2015	52,500	11.52	—	—	45,000	7,500	—	—
2017	10,000	21.30	—	0	6,250	3,750	10,243	—
2018	9,500	21.20	1,000	0.25	1,000	7,500	8,480	4,240
2019	2,500	20.98	—	—	—	2,500	—	—
2020	10,000	19.50	10,000	2.333	—	—	39,000	113,750
2021	4,000	25.00	4,000	3.313	—	—	20,000	70,000

Note 17:    Operating Leases

The Company has several non-cancellable operating leases, primarily for office space, that expire over the next two years and require the company to pay all executory costs such as maintenance and insurance. Rental expense for this lease and equipment was $177,798 and $160,236 for the years ended December 31, 2022 and 2021, respectively.

All operating leases expire in 2023 with option to renew. Minimum lease payments under operating leases are $33,165 for 2022.

Note 18:    Financial Instruments

In the normal course of business, the Company uses various derivative financial instruments to manage its interest rate risk and market risks so as to accommodate the needs of its customers. These instruments carry varying degrees of credit, interest rate and market or liquidity risks. Derivative instruments are recognized as either assets or liabilities in the accompanying consolidated financial statements and are measured at fair value.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Cash Flow Hedge

As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, the Company has entered into various interest rate swap agreements for portions of its floating rate debt. The agreements provide for the Company to receive interest from the counterparty at three month LIBOR or SOFR and to pay interest to the counterparty at a fixed rate ranging from 2.03% to 2.05% on notional amounts of $12,500,000 at December 31, 2022. Under the agreement, the Company pays or receives the net interest amount monthly, with the monthly settlements included in interest expense.

The effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

Other Derivatives

As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, the Company enters into interest rate swap agreements from time to time. The Company currently has outstanding aggregate interest rate swaps of $80,157,706. The agreements provide for the Company to receive interest from the counterparty at a fixed rate ranging from 3.37% to 5.06% and to pay a variable rate ranging from 67% of one month LIBOR plus 221.1 basis points to one month LIBOR plus 325 basis points or one month SOFR plus 200 basis points to one month SOFR plus 235 basis points. The Company also has agreements with a counterparty whereby the Company receives interest at a rate ranging from 67% of one month LIBOR plus 221.1 basis points to one month LIBOR plus 325 basis points or one month SOFR plus 200 basis points to one month SOFR plus 235 basis points and pays interest to the counterparty at a fixed rate ranging from 3.37% to 5.06%. Under all agreements, the net interest paid or received is included in interest income. The nine interest rate swap agreements are economic hedges and are not considered accounting hedges.

The following table presents the fair value of derivative instruments as of December 31, 2022 and 2021:

2022
Derivative designated as	Balance Sheet		Balance Sheet
hedging instruments	Location	Fair Value	Location	Fair Value
Interest rate swaps	Other Assets	$330,467	Other Liabilities	$—
Total derivatives		$330,467		$—

2022
Derivative not designated as	Balance Sheet		Balance Sheet
hedging instruments	Location	Fair Value	Location	Fair Value
Interest rate swaps	Other Assets	$2,899,632	Other Liabilities	$2,899,632
Total derivatives		$2,899,632		$2,899,632

2021
Derivative designated as	Balance Sheet		Balance Sheet
hedging instruments	Location	Fair Value	Location	Fair Value
Interest rate swaps	Other Assets	$—	Other Liabilities	$323,744
Total derivatives		$—		$323,744

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

2021
Derivative not designated as	Balance Sheet		Balance Sheet
hedging instruments	Location	Fair Value	Location	Fair Value
Interest rate swaps	Other Assets	$1,225,851	Other Liabilities	$1,225,851
Total derivatives		$1,225,851		$1,225,851

The following tables present the effect of derivative instruments on the consolidated statements of income for the years ended December 31, 2022 and 2021:

		Amount of Gain (Loss) Recognized
	Location of Gain (Loss)	in Income
Fair Value Hedges	Recognized in Income	2022	2021
Interest rate swaps	Interest income - Loans	$1,673,781	$(2,143,926)
Interest rate swaps	Interest income - Loans	(1,673,781)	2,143,926
		$—	$—

Note 19:    Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities that the company can access at the measurement date
Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2022 and 2021:

		Fair Value Measurements Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
December 31, 2022	Fair Value	(Level 1)	(Level 2)	(Level 3)
Available-for sale securities
U.S. government and agencies	$51,703,333	$—	$51,703,333	$—
Mortgage-backed securities	70,370,500	—	70,370,500	—
State and political subdivisions	38,481,133	—	38,481,133	—
Trust preferred securities	4,910,074	—	—	4,910,074
Total available-for sale securities	$165,465,040	$—	$160,554,966	$4,910,074

Equity securities	$51,160	$51,160	$—	$—
Mortgage Servicing Rights	10,351,935	—	—	10,351,935
Hedged Federal Home Loan Bank Advances	(5,000,000)	—	(5,000,000)	—
Interest rate swap agreements	330,467	—	330,467	—
Interest rate swap agreements	(2,899,632)	—	(2,899,632)	—

		Fair Value Measurements Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
December 31, 2021	Fair Value	(Level 1)	(Level 2)	(Level 3)
Available-for sale securities
U.S. government and agencies	$25,722,399	$—	$25,722,399	$—
Mortgage-backed securities	77,467,555	—	77,467,555	—
State and political subdivisions	43,230,441	—	43,230,441	—
Trust preferred securities	5,282,831	—	—	5,282,831
Total available-for sale securities	$151,703,226	$—	$146,420,395	$5,282,831

Equity securities	$65,000	$65,000	$—	$—
Mortgage Servicing Rights	7,550,906	—	—	7,550,906
Hedged Federal Home Loan Bank Advances	(5,000,000)	—	(5,000,000)	—
Interest rate swap agreements	(323,744)	—	(323,744)	—
Interest rate swap agreements	1,225,851	—	1,225,851	—

Following is a description of the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended December 31, 2022. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. See the table below for inputs and valuation techniques used for Level 3 securities.

Mortgage Servicing Rights

Mortgage servicing rights do not trade in an active, open market with readily observable prices. Accordingly, fair value is estimated using discounted cash flow models having significant inputs of discount rate, prepayment speed and default rate. Due to the nature of the valuation inputs, mortgage servicing rights are classified within Level 3 of the hierarchy.

Management measures mortgage servicing rights through the completion of a proprietary model. Inputs to the model are developed by staff and are reviewed by management. The model is tested quarterly using baseline data to check its accuracy. Management obtains fair value calculations from a third party model.

Hedged Federal Home Loan Bank Advances

Certain variable rate Federal Home Loan Bank (FHLB) advances have been converted to fixed rate advances by entering into interest rate swap agreements. The fair value of those variable rate loans is based on discounting the estimated cash flows using interest rates determined by the respective interest rate swap agreement. FHLB estimates are classified within Level 2 of the valuation hierarchy based on the unobservable inputs used.

Interest Rate Swap Agreements

The fair value is estimated using forward-looking interest rate curves and is calculated using discounted cash flows that are observable or that can be corroborated by observable market data and, therefore, are classified within Level 2 of the valuation hierarchy.

Level 3 Valuation Process

Fair value determinations for Level 3 measurements of securities are the responsibility of the Chief Financial Officer’s (CFO) office. The CFO’s office, in consultation with an independent firm, generates fair value estimates on a quarterly basis. The CFO’s office challenges the reasonableness of the assumptions used and reviews the methodology to ensure the estimated fair value complies with accounting standards generally accepted in the United States.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Level 3 Reconciliation

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying consolidated balance sheets using significant unobservable (Level 3) inputs:

	Pooled Trust Preferred Securities
	2022	2021
Beginning balance January 1	$5,282,831	$4,431,491
Total realized and unrealized gains and losses
Included in net income	—	—
Included in other comprehensive income
Unrealized appreciation (depreciation) on available-for-sale securities	(332,942)	881,623
Settlements	(39,815)	(30,283)
Ending balance, December 31	$4,910,074	$5,282,831

Realized and unrealized gains and losses for items reflected in the table above has no effect to net income in the consolidated statements of income in 2022 or 2021.

The reconciliation of mortgage servicing rights is included in Note 7.

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2022 and 2021:

Fair Value Measurements Using
Quoted Prices in
		Active Markets	Significant Other	Significant
		for Identical	Observable Inputs	Unobservable Inputs
	Fair Value	Assets (Level 1)	(Level 2)	(Level 3)
December 31, 2022
Impaired loans	$—	$—	$—	$—

December 31, 2021
Impaired loans	$204,247	$—	$—	$204,247

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-dependent Impaired Loans, Net of ALL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by management by comparison to historical results.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in recurring and nonrecurring Level 3 fair value measurements.

Unobservable (Level 3) Inputs	Fair Value at December 31, 2022	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Pooled Trust Preferred Securities	$4,910,074	Discounted cash flow	Constant prepayment rate	1% annually
			Probability of default	0.50% for the remaining life
			Loss severity	90% with a 2 year lag
Mortgage servicing rights	10,351,935	Discounted cash flow	Discount rate	5.604% - 6.537% (6.345%)
			PSA standard prepayment	105 - 260 (106)

Unobservable (Level 3) Inputs	Fair Value at December 31, 2021	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Pooled Trust Preferred Securities	$5,282,831	Discounted cash flow	Constant prepayment rate	1% annually
			Probability of default	0.50% for the remaining life
			Loss severity	90% with a 2 year lag
Collateral-dependent impaired loans	204,247	Market comparable properties	Marketability Discount	7% - 59% (16.9%)
Mortgage servicing rights	7,550,906	Discounted cash flow	Discount rate	2.25% - 3.262% (3.052%)
			PSA standard prepayment	170 - 308 (174)

Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s other financial instruments and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2022 and 2021.

		Fair Value Measurements Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
December 31, 2022	Carrying Amount	(Level 1)	(Level 2)	(Level 3)
Financial assets
Cash and cash equivalents	$31,917,821	$31,917,821	$—	$—
Interest bearing time deposits	249,000	249,000	—	—
Loans held for sale	2,656,072	—	—	2,656,072
Loans, net of allowance for loan losses	653,403,546	—	—	647,640,545
Federal Reserve and Federal Home Loan Bank stock	2,822,160	—	—	2,822,160
Interest receivable	3,370,722	3,370,722	—	—

Financial liabilities
Deposits	755,836,998	626,087,720	131,180,549	—
Junior subordinated debentures	14,189,156	—	—	16,844,478
Other Borrowings	62,373,241	—	—	61,981,257
Interest payable	494,221	494,221	—	—

Unrecognized financial instruments (net of contract amount)	—	—	—	—
Commitments to originate loans	—	—	—	—
Letters of credit	—	—	—	—
Lines of credit	—	—	—	—

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

		Fair Value Measurements Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
	Carrying	Identical Assets	Observable Inputs	Inputs
December 31, 2021	Amount	(Level 1)	(Level 2)	(Level 3)
Financial assets
Cash and cash equivalents	$69,905,840	$69,905,840	$—	$—
Interest bearing time deposits	249,000	249,000	—	—
Loans held for sale	2,840,208	—	—	2,840,208
Loans, net of allowance for loan losses	621,637,393	—	—	673,670,822
Federal Reserve and Federal Home Loan Bank stock	2,822,160	—	—	2,822,160
Interest receivable	2,714,103	2,714,103	—	—
Financial liabilities
Deposits	780,014,371	688,091,066	92,069,741	—
Junior subordinated debentures	14,136,451	—	—	10,209,651
Other Borrowings	16,903,136	—	—	16,600,999
Interest payable	113,228	113,228	—	—
Unrecognized financial instruments (net of contract amount)	—	—	—	—
Commitments to originate loans	—	—	—	—
Letters of credit	—	—	—	—
Lines of credit	—	—	—	—

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents, Interest-bearing Time Deposits, Federal Reserve and Federal Home Loan Bank Stock, Interest Receivable and Interest Payable

The carrying amount approximates fair value.

Loans Held For Sale

For homogeneous categories of loans, such as mortgage loans held for sale, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

Loans

Fair value is estimated by discounting the future cash flows using the current rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits. The carrying amount approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar maturities.

Junior Subordinated Debentures and Other Borrowings

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Commitments to Originate Loans, Letters of Credit and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

Note 20:    Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the note regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the note on commitments and credit risk. Other significant estimates and concentrations not discussed in those notes include:

Investments

The Company invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the accompanying balance sheets.

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Note 21:    Commitments and Credit Risk

The Company grants commercial, mortgage and consumer loans and receives deposits from customers primarily located within central and metro-East Illinois. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its debtors ability to honor their contracts is dependent upon the economic conditions within central and metro-East Illinois.

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

At December 31, 2022 and 2021, the Company had outstanding commitments to originate loans aggregating approximately $17,496,000 and $43,174,961, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. Loan commitments at fixed rates of interest amounted to $3,871,000 and $16,232,961 at December 31, 2022 and 2021, respectively, with the remainder at floating market rates.

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Company be obligated to perform under the standby letters of credit, the Company may seek recourse from the customer for reimbursement of amounts paid.

The Company had total outstanding standby letters of credit amounting to $2,140,511 and $1,022,627, at December 31, 2022 and 2021, respectively, with terms ranging from 1 day to 25 months. At December 31, 2022 and 2021, the Company’s deferred revenue under standby letter of credit agreements was nominal.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2022, the Company had granted unused lines of credit to borrowers aggregating approximately $86,421,284 and $34,375,496 for commercial lines and open-end consumer lines, respectively. At December 31, 2021, unused lines of credit to borrowers aggregated approximately $68,102,705 for commercial lines and $33,752,678 for open-end consumer lines.

Note 22:    Subsequent Event

Subsequent events have been evaluated through March 17, 2022, which is the date the consolidated financial statements were available to be issued.

On February 1, 2023, the Company merged with HBT Financial, Inc., Bloomington, IL. Upon completion of the merger, each share of the Company’s common stock outstanding was converted into the right, at the option of the shareholder, one of the following (“merger consideration”): (i) 1.9010 duly authorized, validly issued, fully paid and non-assessable shares of HBT common stock, par value $0.01 per share (“stock consideration”), (ii) cash in the amount of $35.66 (“cash consideration”), or (iii) a combination of the cash consideration and the stock consideration (“mixed consideration”), in each case subject to adjustment and to the election and proration procedures as provided in the merger agreement. At the time of the merger, Town and Country Banc

Town and Country Financial Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

Mortgage Services, Inc. was merged into Town and Country Bank and Town and Country Bank was merged into Heartland Bank and Trust Company.

Note 23:    Future Change in Accounting Principles

Current Expected Credit Loss

The Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments-Credit Losses (Topic 326). The ASU introduces a new credit loss model, the current expected credit loss model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL model utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. For available-for-sales securities where fair value is less than cost, credit-related impairment, if any, will be recognized in an allowance for credit losses and adjusted each period for changes in expected credit risk. This model replaces the multiple exiting impairment models, which generally require that a loss be incurred before it is recognized.

The CECL model represents a significant change from existing practice and may result in material changes to the Company’s accounting for financial instruments. The new standard was effective for the Company on January 1, 2023. The Company has selected the WARM (Weighted Average Remaining Maturity) method for their CECL calculation. The Company has prepared an initial estimate of the impact from adopting the standard and believes its allowance for credit losses will be increased by approximately $511,952 as of adoption.